Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FIRST-QUARTER 2013 RESULTS

BEDFORD, Mass – April 25, 2013 – Interactive Data Corporation today reported its financial results for the first quarter ended March 31, 2013. Interactive Data’s first-quarter 2013 revenue increased 3.2% to $223.5 million from $216.5 million in the first quarter of 2012. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) revenue grew 3.6% from the first quarter in 2012.

Interactive Data’s first-quarter 2013 income from operations was $43.4 million, compared with income from operations of $29.0 million in same period one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the first quarter of 2013 was $83.1 million, an increase of 8.8% from $76.4 million in the same period one year ago.

“Interactive Data’s first-quarter 2013 performance was solid even as the overall spending by financial institutions on market data and related solutions has remained challenging,” stated Mason Slaine, Interactive Data’s president and chief executive officer. “Revenue growth in the quarter was primarily driven by our Pricing and Reference Data segment in North America. At the same time, we increased our adjusted EBITDA margin over the same period last year and generated solid free cash flow while we directed strategic investments to reengineer our technical infrastructure, and enhanced and expanded our offerings across both segments of our Company.”

Segment Reporting and Related Operating Highlights

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported first-quarter 2013 revenue of $157.5 million, a 5.2% increase over the first quarter of 2012. Excluding the impact of changes in foreign exchange rates, first-quarter 2013 organic (non-GAAP) revenue for this business increased by 5.7% from the same period last year primarily due to expansion in its evaluated pricing and reference data services product areas in North America. Key highlights for this sector included initial new sales of Vantage in the Asia Pacific region, the introduction of a new service to support the identification of instruments subject to recently implemented French and Italian Financial Transaction Taxes (FTTs) and growing interest in Apex, the firm’s new delivery platform for pricing and reference data. Additionally, earlier this month, Interactive Data announced that it plans to expand its real-time fixed-income pricing services to include real-time fixed income evaluated prices.

•

Interactive Data’s Trading Solutions segment generated first-quarter 2013 revenue of $66.0 million, a 1.3% decline from the same quarter last year. Excluding the impact of changes in foreign exchange rates, first-quarter 2013 organic (non-GAAP) revenue for this business decreased by 1.0%. A revenue decline in the Hosted Web Applications and Workstation product area was partially offset by slightly higher revenue in the Real-Time Feeds and Trading Infrastructure product area. During the first quarter of 2013, this segment introduced an enhanced version of its FutureSource workstation for the energy and commodities sector, advanced a series of initiatives to enhance its real-time data services and continued to see solid demand for its 7ticks trading infrastructure managed services.

Other First-quarter 2013 Financial and Operating Highlights

Effects of Foreign Exchange:

•	The net effect of changes in foreign exchange rates on first-quarter 2013 operating results was immaterial.

Balance Sheet Highlights:

•

As of March 31, 2013, Interactive Data had cash, cash equivalents and short-term investments of $235.9 million, compared with $218.7 million at the same time last year and $248.2 million at the end of 2012. The Company’s cash position reflected debt-related payments in the first quarter of 2013 of $48.7 million associated with its senior notes and term loan, and a mandatory term loan prepayment of $3.6 million tied to 2012 excess cash flow. Interactive Data’s gross debt outstanding as of March 31, 2013 was approximately $2.0 billion.

•

On February 7, 2013, Interactive Data completed a refinancing of its $1.3 billion term loan facility through an amendment to its Credit Agreement that provides for, among other things, a decrease in applicable interest rates. As a result of the refinancing activity, the Company expects to reduce its annual cash interest expense by approximately $9 million in 2013, and, assuming our current interest rates and principal balance remain in place, by approximately $10 million annually thereafter.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s first-quarter 2013 results on Friday, April 26, 2013 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1826 and the related access code is IDCQ113. For those who cannot listen to this broadcast, a replay of the call will be available from April 26, 2013 at 2:00 p.m. until Friday, May 3, 2013 at 12:00 p.m., and it can be accessed by dialing (402) 220-0398 or (800) 839-1162 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities, including our statements about our plans to introduce real-time fixed income evaluations. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Anne O’Brien
781-687-8306	212-771-6956
andrew.kramer@interactivedata.com	anne.obrien@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended
	March 31,
	2013	2012
REVENUE	$223,504	$216,532

COSTS AND EXPENSES:
Cost of services	73,890	74,674
Selling, general and administrative	63,733	68,608
Depreciation	11,046	9,644
Amortization	31,430	34,557

Total costs and expenses	180,099	187,483

INCOME FROM OPERATIONS	43,405	29,049

Interest expense, net	(35,209)	(37,824)
Other income	333	247
Loss on extinguishment of debt	(10,213)	—

LOSS BEFORE INCOME TAXES	(1,684)	(8,528)

Income tax (benefit) expense	(816)	264

NET LOSS	$(868)	$(8,792)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$223,234	$224,597
Short-term investments	12,702	23,581
Accounts receivable, net	148,655	134,855
Prepaid expenses and other current assets	20,250	25,021
Income tax receivable	6,249	6,253
Deferred income taxes	32,404	23,396

Total current assets	443,494	437,703

Property and equipment, net	145,844	142,920
Goodwill	1,618,717	1,640,541
Intangible assets, net	1,633,862	1,690,652
Deferred financing costs, net	39,348	44,854
Other assets	5,759	5,638

Total Assets	$3,887,024	$3,962,308

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$13,535	$17,323
Accrued liabilities	78,343	87,347
Borrowings, current	9,401	20,258
Interest payable	12,749	30,310
Income taxes payable	5,774	5,578
Deferred revenue	28,763	22,608

Total current liabilities	148,565	183,424

Income taxes payable	10,181	10,992
Deferred tax liabilities	602,664	604,322
Other liabilities	56,341	57,816
Borrowings, net of current portion and original issue discount	1,956,977	1,941,887

Total Liabilities	2,774,728	2,798,441

Equity:
Common stock	—	—
Additional paid-in-capital	1,255,182	1,253,821
Accumulated loss	(123,430)	(122,562)
Accumulated other comprehensive (loss) income	(19,456)	32,608

Total Equity	1,112,296	1,163,867

Total Liabilities and Equity	$3,887,024	$3,962,308

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows provided by operating activities:
Net loss	$(868)	$(8,792)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,476	44,201
Amortization of deferred financing costs and accretion of notes discounts	4,184	4,593
Deferred income taxes	(5,312)	(8,003)
Non-cash stock-based compensation	852	831
Non-cash interest expense	376	376
Provision for doubtful accounts and sales credits	939	4,054
Loss on dispositions of fixed assets	—	14
Loss on extinguishment of debt	10,213	—
Portion of insurance settlement related to property and equipment	(350)	—
Changes in operating assets and liabilities, net	(34,159)	(35,496)

NET CASH PROVIDED BY OPERATING ACTIVITIES	18,351	1,778

Cash flows used in investing activities:
Purchase of property and equipment	(16,354)	(14,620)
Proceeds of insurance settlement related to property and equipment	350	—
Purchase of short term investments	(3,335)	(14,677)
Proceeds from sale of short term investments	14,236	—

NET CASH USED IN INVESTING ACTIVITIES	(5,103)	(29,297)

Cash flows used in financing activities:
Payment of long-term debt issuance costs, net of proceeds	(1,009)	—
Principal payments on long-term debt	(3,649)	(32,331)
Principal payments on capital leases	(98)	(89)
Payment of interest rate cap	(416)	(416)

NET CASH USED IN FINANCING ACTIVITIES	(5,172)	(32,836)

Effect of change in exchange rates on cash and cash equivalents	(9,439)	2,223

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,363)	(58,132)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	224,597	262,152

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$223,234	$204,020

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Foreign Exchange)

(In thousands)

	Three Months Ended
	March 31,
	2013	2012	Change

Revenue	$223,504	$216,532	3.2%
Total effects of foreign exchange	892	—	—

Total organic (non-GAAP) revenue	$224,396	$216,532	3.6%

Organic (Non-GAAP) Revenue by Segment – Pricing and Reference Data

(Revenue Before Effects of Foreign Exchange)

(In thousands)

	Three Months Ended
	March 31,
	2013	2012	Change
Pricing and Reference Data Revenue	$157,476	$149,660	5.2%
Effects of foreign exchange	711	—	—

Total organic (non-GAAP) revenue	158,187	149,660	5.7%

Organic (Non-GAAP) Revenue by Segment – Trading Solutions

(Revenue Before Effects of Foreign Exchange)

(In thousands)

	Three Months Ended
	March 31,
	2013	2012	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,603	$27,226	1.4%
Hosted Web Applications and Workstations	38,425	39,646	-3.1%

Total Trading Solutions Revenue	$66,028	$66,872	-1.3%
Effects of foreign exchange	181	—	—

Total organic (non-GAAP) revenue	$66,209	$66,872	-1.0%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended March 31,
	2013	2012
Net (Loss) Income	$(868)	$(8,792)
Interest expense	35,209	37,824
Other income	(333)	(247)
Income tax (benefit) expense	(816)	264
Depreciation and amortization	42,476	44,201

EBITDA	$75,668	$73,250

Adjustments:
Non-cash stock-based compensation	852	831
Other non-recurring charges[2]	11,782	809
Other (income) charges[3]	(5,162)	1,531

Total Adjustments	7,472	3,171

Adjusted EBITDA	$83,140	$76,421

Adjusted EBITDA Margin[4]	37.2%	35.3%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500

Pro Forma Adjusted EBITDA	$90,640	$83,921

Pro Forma Adjusted EBITDA Margin[4]	40.6%	38.8%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing Twelve Months Ended
	June 30,	September 30,	December 31,	March 31,	March 31,
	2012	2012	2012	2013	2013
Net (Loss) Income	$107	$18,042	$(8,340)	$(868)	$8,941
Interest expense	37,168	37,372	37,162	35,209	146,911
Other income	(28)	(329)	(220)	(333)	(910)
Income tax expense (benefit)	1,055	(18,357)	(830)	(816)	(18,948)
Depreciation and amortization	44,677	44,812	45,806	42,476	177,771

EBITDA	$82,979	$81,540	$73,578	$75,668	$313,765

Adjustments:
Non-cash stock-based compensation	874	875	11,528	852	14,129
Other non-recurring charges[2]	351	1,067	6,126	11,782	19,326
Other charges (income)[3]	1,534	3,335	2,420	(5,162)	2,127

Total Adjustments	2,759	5,277	20,074	7,472	35,582

Adjusted EBITDA	$85,738	$86,817	$93,652	$83,140	$349,347

Adjusted EBITDA Margin[4]	38.8%	39.8%	41.8%	37.2%	39.4%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$93,238	$94,317	$101,152	$90,640	$379,347

Pro Forma Adjusted EBITDA Margin[4]	42.1%	43.3%	45.1%	40.6%	42.8%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]	Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt, facility consolidation costs, and certain severance and retention expenses.
[3]

Other charges include management fees, earnout-related expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended March 31,
	2013	2012	Change
Adjusted EBITDA	$83,140	$76,422	8.8%
Capital Expenditures	16,354	14,620	11.9%

Free Cash Flow	$66,786	$61,802	8.1%